News Release:

WidePoint Q1 Revenue Up 42% to
$10.1M; Second Consecutive Quarter of
Positive Net Income

Company Cites Healthy Cash Flow and Growing Adoption of Services

Conference Call Today at 4:30 p.m.

Washington D.C., – May 18, 2009 — WidePoint Corporation (NYSE AMEX: WYY), a leading provider of advanced information technology, identity assurance and protection and mobile telecom expense management services, announced today its financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Financial Highlights:

•	Revenue increased approximately 42% to $10.1 million vs. $7.2 million in Q1 ’08
•	Income from operations (excluding amortization, depreciation, and stock compensation expense) of approximately $551,000 vs. Q1 ’08 loss of $156,000
•	Net income of approximately $129,000 on a fully diluted basis vs. a loss of $863,000 in Q1 ’08
•	Debt reduction of $2.2 million
•	Working capital improved approximately $332,000 to $3,047,000

Management Comment

WidePoint CEO Steve Komar said, “We were pleased with the financial performance in the first quarter of 2009. Each of our segments realized internally generated growth, with revenue gains in our Mobile Telecom Managed Services (MTMS), PKI (Public Key Infrastructure) Credentialing and Managed Services and Consulting segments.

“Our MTMS services revenue grew 42% to approximately $6.4 million as a result of continued adoption by U.S. government agencies and departments. Our PKI credentialing services segment was up 85% to $1.4 million as we continued to witness the implementation of several federally sponsored programs. Our Consulting services segment witnessed revenue growth of approximately 25% to $2.4 million as we saw a bottoming and signs of a turnaround in demand from both government and commercial clients,” Komar said.

-MORE-

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WidePoint CFO Jim McCubbin said, “We were pleased with the revenue growth and margin improvements we witnessed during the first quarter of 2009. While we anticipate these trends should continue, we could possibly experience some unevenness in future quarters attributable to delivery timeframes controlled by our external partners and clients. We were also pleased to see another quarter of profitability along with working capital improvements that included the payoff of approximately $2.2 million dollars in subordinated debt during the quarter. Overall, we continue to maintain a positive outlook for further revenue growth and positive financial improvements in 2009.”

WidePoint will hold a conference call with CEO Steve Komar, CFO Jim McCubbin and Dan Turissini, Vice President, CTO and CEO of Operational Research Consultants, Inc., today, May 18, at 4:30 p.m. EDT. The call will cover the company’s quarterly results. To participate, call 1-877-941-9205 any time after 4:20 p.m. ET on May 18, 2009. International callers should dial 1-480-629-9835.

About WidePoint
WidePoint is a leading provider of advanced information technology products and services including identity assurance and information management and protection services, forensic informatics and wireless technology services. WidePoint has several wholly owned subsidiaries holding major contracts, Operational Research Consultants, Inc. (ORC), iSYS, LLC, Protexx, and WidePoint IL. WidePoint enables organizations to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit http://www.widepoint.com.

An investment profile about WidePoint may be found at http://www.hawkassociates.com/profile/wyy.cfm.

For investor relations information regarding WidePoint, visit http://www.hawkassociates.com and http://www.americanmicrocaps.com, or contact Frank Hawkins, Hawk Associates, at 305-451-1888, e-mail: widepoint@hawkassociates.com. To receive notification of future releases via e-mail, subscribe at http://www.hawkassociates.com/about/alert/.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company’s periodic reports filed with the SEC. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$4,344,744	$4,375,426
Accounts receivable	6,196,772	5,282,192
Unbilled accounts receivable	1,179,249	2,301,893
Prepaid expenses and other assets	214,633	267,666

Total current assets	11,935,398	12,227,177

Property and equipment, net	381,657	431,189
Goodwill	8,575,881	8,575,881
Intangibles, net	2,019,360	2,236,563
Other assets	106,959	110,808

Total assets	23,019,255	$23,581,618

Liabilities and stockholders’ equity
Current liabilities:
Related party note payable	$--	$2,140,000
Short term note payable	53,052	97,158
Accounts payable	5,431,310	2,465,394
Accrued expenses	1,310,005	2,548,106
Deferred revenue	1,500,239	1,667,969
Short-term portion of long-term debt	495,006	486,707
Short-term portion of capital lease obligation	98,652	107,141

Total current liabilities	8,888,264	9,512,475

Deferred income tax liability	196,113	156,891
Long-term debt, net of current portion	992,156	1,117,230
Deferred rent, net of current portion	5,964	--
Capital lease obligation, net of current portion	73,579	95,248

Total liabilities	$10,156,076	$10,881,844
Stockholders’ equity:
Common stock, $0.001 par value; 110,000,000 shares authorized; 58,305,514 and
58,275,514 shares issued and outstanding, respectively	58,306	58,276
Stock warrants	38,666	38,666
Additional paid-in capital	67,229,238	67,194,788
Accumulated deficit	(54,463,031)	(54,591,956)

Total stockholders’ equity	12,863,179	12,699,774

Total liabilities and stockholders’ equity	$23,019,255	$23,581,618

The accompanying notes are an integral part of these consolidated statements.

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2009	2008
	(unaudited)
Revenues, net	$10,135,382	$7,150,565
Cost of revenues (including amortization and depreciation
of $243,136 and $213,906, respectively)	8,092,280	6,046,302

Gross profit	2,043,102	1,104,263
Sales and marketing	229,466	165,703
General and administrative (including SFAS 123R stock
compensation expense of $30,730 and $371,702, respectively)	1,536,271	1,680,274
Depreciation expense	43,007	37,315

Income (Loss) from operations	234,358	(779,029)
Interest income	14,088	15,942
Interest expense	(80,299)	(99,573)

Net income (loss) before income tax	$168,147	$(862,660)
Deferred income tax expense	39,222	--

Net income (loss)	$128,925	$(862,660)

Basic earnings (loss) per share	$0.002	$(0.016)

Basic weighted average shares outstanding	58,294,514	54,033,687

Diluted earnings (loss) per share	$0.002	$(0.016)

Diluted weighted average shares outstanding	59,302,205	54,033,687

The accompanying notes are an integral part of these consolidated statements.

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2009	2008
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$128,925	$(862,660)
Adjustments to reconcile net income (loss) to
net cash provided by operating
activities:
Deferred income tax expense	39,222	--
Depreciation expense	57,258	50,114
Amortization expense	228,885	201,107
Amortization of deferred financing costs	842	2,143
Stock options expense	30,730	371,702
Changes in assets and liabilities
Accounts receivable and unbilled accounts receivable	208,064	1,554,121
Prepaid expenses and other current assets	53,033	(109,545)
Other assets	15,007	24,424
Accounts payable and accrued expenses	1,593,103	747,736
Deferred revenue	(167,730)	274,390

Net cash provided by
operating activities	$2,187,339	$2,253,532

Cashflows from investing activities:
Purchase of subsidiary, net of cash
acquired	--	(4,901,745)
Purchase of property and equipment	(7,726)	(27,523)
Software development costs	(11,682)	--

Net cash used in investing
activities	$(19,408)	$(4,929,268)

Cashflows from financing activities:
Borrowings on notes payable	--	3,800,000
Principal payments on notes payable	(2,160,205)	(609,471)
Principal payments under capital lease
obligation	(30,158)	(28,711)
Proceeds from exercise of stock options	3,750	14,400
Cost related to renewal fee for line of credit	(12,000)	--
Costs related to financing purchase of
subsidiary	--	(13,713)

Net cash (used in) provided by
financing activities	$(2,198,613)	$3,162,505

Net (decrease) increase in cash	$(30,682)	$486,769

Cash and cash equivalents, beginning of period	$4,375,426	$1,831,991

Cash and cash equivalents, end of period	$4,344,744	$2,318,760

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Supplementary Information:
Promissory Note issued for iSYS acquisition	$--	$2,000,000
Value of 1.5 million common shares issued as
consideration in the acquisition of iSYS	$--	$1,800,000
Cash paid for interest	$228,416	$43,400

The accompanying notes are an integral part of these consolidated statements.

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